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                                                                    Exhibit 23.4


                               [GRANT THORNTON LLP LETTERHEAD]








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 26, 1999, accompanying the consolidated financial statements of Sentinel Community Bank and Subsidiary contained in this Amendment No. 1 to the Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP
San Francisco, California
February 26, 2002